EXHIBIT 10.1
                             TELLABS, INC.
                   401(k) Excess-Deferred Income Plan


Tellabs, Inc. (the "Company") hereby establishes a non-qualified deferred compensation program for certain of its employees or employees of its subsidiaries who have adopted the Plan. For purposes hereof, "Company" shall also mean any subsidiary which has adopted the Plan and is the employer of the participant in question. The following shall constitute the terms and conditions of the 401(k) Excess-Deferred Income Plan (the "Plan"), effective April 1, 1992 (the "Effective Date").

                                   I.
                             Administration

1. Full power and authority to construe, interpret and administer the Plan shall be vested in the Tellabs, Inc. Employee Benefits Committee (the "Committee"). The Committee shall have the authority to make determinations provided for or permitted to be made under the Plan and to promulgate such rules and regulations, if any, as the Committee considers necessary and appropriate for the ongoing administration of the Plan.

                                  II.
                     Eligibility and Participation

2. An employee of the Company shall be eligible to participate in the Plan on the January 1st following the date upon which he or she becomes:

                    an officer or operating director
                       in pay grade 26 or higher
              with nine months continuous Company service

    The Committee shall have the discretion to allow other selected management or highly-compensated employees to participate in the Plan, it being intended that this Plan be an unfunded plan of deferred compensation as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                  III.
                    Deferred Compensation Elections

3. Each eligible employee may elect in writing to defer a maximum of 15% of his or her salary and incentive pay and/or a maximum of 25% of any bonus payable with respect to such year, subject to such limits as the Company may establish from year to year and to the following Plan provisions.

4. Elections to defer Compensation shall be irrevocable and shall be made prior to the first day of each calendar year. Deferrals shall relate only to compensation for services to be performed during such period, except that, employees becoming newly eligible may elect within sixty (60) days after eligibility for the Plan to defer compensation to be earned for services performed in the balance of the year remaining after the date the deferral election is made. Such newly eligible employees shall be deemed, for all other Plan purposes, to have made the deferral election on the immediately preceding December 31.

5. "Compensation" for purposes of this Plan means the annual gross salary, incentive pay, and bonuses payable to the participant, before reduction for taxes or pursuant to this or any other employee benefit plan. In the initial year of the Plan, "Compensation" shall be deemed to be gross salary and bonuses payable to the participant with respect to the portion of the year beginning on the effective date of the Plan and ending on December 31.

                                  IV.
                         Earnings on Deferrals

6. The Company shall establish a Deferral "Account" in the name of each participant on the books and records of the Company. The Account shall carry the amount of the deferrals, as made, plus any earnings thereon, as a liability of the Company to the participant.

7. The Company shall annually credit the Account balance as of December 31 of each year with earnings applied and compounded annually for the entire deferral year at 12%.

8. If a participant becomes entitled to payments or benefits, as provided in Article V, prior to December 31, then crediting of earnings to the Account shall occur as of the date of such entitlement.

9. Amounts paid to the participants or beneficiaries pursuant to this Plan shall be deducted from the Account balance as of the first day of the month in which such payment is made.

                                   V.
                         Payments and Benefits

10. Retirement Benefit: The benefit is a level, annual payment of the Account balance amortized at 12% for the duration of payments. Commencement of this the first day of the year following the latest of actual retirement, age 55, or five years of plan participation. The participant shall elect the number of payments (five minimum, 20 maximum), when the election to defer compensation is made.

11. Death Benefits: If the participant dies prior to the commencement of any other benefits set forth in paragraphs 10 through 13, the participant's beneficiary shall receive the Account balance in a lump sum in lieu of any other benefits hereunder. If a participant dies after commencement of any such benefits, any amounts unpaid pursuant to paragraphs 10 through 13 of Section V shall be continued to the beneficiary. Payment shall be made within thirty
     (30) days of a Committee determination that a payment is due and on each subsequent anniversary thereof, if applicable.

12. Disability Benefits: At the time the deferral election is made, each participant shall elect whether, if he or she becomes disabled under the Long Term Disability Program of Tellabs, Inc., the Account balance shall be paid as a Retirement Benefit pursuant to paragraph 10, or a Termination Benefit, pursuant to paragraph 13. Payment shall be made within thirty (30) days of a Committee determination that a payment is due and on each subsequent anniversary thereof, if applicable.

13. Termination Benefit: Upon termination of employment for reasons other than death, retirement or, if applicable, disability, the Company shall pay the terminated participant his or her Account balance. Payment shall be made within thirty (30) days of a Committee determination that a payment is due and on each subsequent anniversary thereof, if applicable.

14. Payment of the Termination Benefit shall be in a lump sum, except for those participants who terminate within the first three (3) years of Plan participation, in which event payment shall occur over a three (3) year period in equal annual amounts, amortized at the rate applicable in paragraph 7.

15. Interim Distributions: When the election to defer compensation is made, the participant may also elect to receive one (1) lump sum Interim Distribution from the Deferral Account balance. Such distribution shall equal the amount of the Compensation deferred. Interim Distributions may be elected to be paid the first day of any specified year following the seventh year after the deferral.

16. Hardship Distributions: The Committee has the authority to make or accelerate distributions on account of hardship. Participants must petition the Committee in writing for such distributions, which may be granted, in the sole discretion of the Committee upon its determination that failure to make such distribution would create or continue, urgent and severe financial hardship for the participant. The amount of the distribution shall not exceed an amount reasonably necessary to eliminate the hardship.

                                  VI.
                        Beneficiary Designation

17. Each participant shall designate in writing a legal or natural person or persons as beneficiary to whom benefits hereunder are to be paid, if the participant dies before receiving his or her entire Account ("Beneficiary"). The beneficiary designation may be changed by the participant from time to time by written election delivered to the Committee.

18. If a participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries of a participant die before the participant, or before complete payment of all amounts due hereunder, the Committee, in its discretion, may direct the Company to pay the unpaid amounts to one or more of such participant's relatives by blood, adoption or marriage in any manner permitted by law which the Committee considers to be appropriate, including but not limited to payment to the legal representative or representatives of the estate of the last to die of participant and participant's designated Beneficiaries.

                                  VII.
                       Incapacity of Participant

19. If, in the Committee's opinion, a participant or other person then entitled to payment of benefits under the Plan is under a legal disability or is in any way incapacitated so as to be unable to manage his or her financial affairs, then the Committee may (but shall have no obligation), until claim is made by a conservator or other person legally charged with the care of his or her person or of his or her estate, direct the Company to make payment to a relative or friend of such person for his or her benefit. Thereafter, any benefits under the Plan to which such participant or other person is entitled shall be paid to such conservator or other person legally charged with the care of his or her person or his estate.

                                 VIII.
                        Rights of Participants.

20. Compensation deferred shall be part of the general assets of the Company. The Company shall not be required to segregate, set aside or escrow the compensation deferred, nor earnings credited thereon. With respect to benefits payable under this Plan, the participants shall have the status of general creditors of the Company; participants may look only to the Company and its general assets for payment of the Account.

21. In its sole discretion, the Company may acquire insurance policies or other financial vehicles for the purpose of providing future Company assets to meet its anticipated liabilities under this Plan. Such policies or other investments, shall at all times be and remain unrestricted general property and assets of the Company. Plan participants shall likewise have no rights, other than as general creditors, with respect to such policies or other acquired assets.

                                  IX.
                      Deferred Compensation Trust

22. Notwithstanding any other provision or interpretation of this Plan, the Company may establish a trust in which to hold cash, insurance policies or other assets to be used to make or reimburse the Company for payments to the participants of the benefits under this Plan, provided, however, that the trust assets shall at all times remain subject to the claims of general creditors of the Company in the event of the Company's insolvency.

23. If a trust permitted by this Section is established, the participants shall be notified and a copy of the trust document made available to them on request.

24. The Company and not the trust shall be liable for paying the benefits set forth in Section V. However, after its payment of benefits pursuant to this Plan, the Company may be reimbursed by the trust for the after-tax cost of the benefit payment, upon proof of payment and request for reimbursement.

25. Any payment of benefits made by the trust shall satisfy the Company's obligation to make such payment to the affected participant.

                                   X.
                        Effect on Other Benefits

26. Except as otherwise required by applicable law, the compensation deferred by a participant shall be included in the participant's annual compensation for purposes of calculating the participant's bonuses and awards, insurance, and other employee benefits, except that in accordance with the terms of any plan qualified under
     Section 401 of the Internal Revenue Code of 1986 maintained by the Company, the amount deferred under Section III shall not be included as calendar year compensation in calculating the participant's benefits or contributions by or on behalf of the participant under such plan or plans. Benefits under the Plan shall be excluded from compensation in years paid for purposes of calculating a participant's bonuses and awards, insurance, and other employee benefits.

                                  XI.
                            Claims Procedure

27. Any claim by a participant or his Beneficiary (hereinafter "Claimant") for benefits shall be submitted to the Committee. The Committee shall be responsible for deciding whether such claim is within the scope provided by the Plan (a "Covered Claim") or is otherwise subject to payment pursuant to the terms of any plan, and for providing full and fair review of the decision on such claim. In addition, the Committee shall provide a full and fair review in accordance with ERISA, including without limitatio Section 503 thereof.

     Each Claimant or other interested person shall file with the Committee such pertinent information as the Committee may specify, and in such manner and form as the Committee may specify and provide, and such person shall not have any rights or be entitled to any benefits or further benefits hereunder, as the case may be, unless such information is filed by the Claimant or on behalf of the Claimant. Each Claimant shall supply at such times and in such manner as may be required, written proof that the benefit is covered under the Plan. If it is determined that a Claimant has not incurred a Covered Claim or if the Claimant shall fail to furnish such proof as is requested, no benefits or no further benefits hereunder, as the case may be, shall be payable to such Claimant.

     Notice of a decision by the Committee with respect to a Claim shall be furnished to the Claimant within ninety (90) days following the receipt of the claim by the Committee (or within ninety (90) days following the expiration of the initial ninety (90) day period, in a case where there are special circumstances requiring extension of time for processing the claim). If special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished by the Committee to the Claimant prior to the expiration of the initial ninety (90) day period. The notice of extension shall indicate the special circumstances requiring the extension and the date by which the notice of decisions with respect to the claim shall be furnished. Commencement of benefit payments shall constitute notice of approval of a claim to the extent of the amount of the approved benefit. If such claim shall be wholly or partially denied, such notice shall be in writing and worded in a manner calculated to be understood by the claimant, and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based;
     (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan's claims review procedure. If the Committee fails to notify the Claimant of the dec regarding his claim in accordance with these "Claims Procedure" provisions, the claim shall be deemed denied and the Claimant shall then be permitted to proceed with the claims review procedure provided herein.

     Within sixty (60) days following receipt by the Claimant of notice of the claim denial, or within sixty (60) days following the close of the ninety (90) day period referred to herein, or if the Committee fails to notify the Claimant of the decision within such ninety (90) day period, the Claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the Claimant shall be given an opportunity to review pertinent documents and to submit issues and comments to the Committee in writing. The decision of the Committee shall be made within sixty (60) days following receipt by the Committee of the request for review (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing such denied claim). The Committee shall deliver its decision to the Claimant in writing. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

     For all purposes under the Plan, the decision with respect to a claim if no review is requested and the decision with respect to a claim if review is requested shall be final, binding and conclusive on all interested parties as to matters relating to the Plan.

                                  XII.
                        Miscellaneous Provisions

28. Non-Alienation: Neither a participant nor anyone claiming through him or her shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto hereby are expressly declared to be non-assignable and non-transferable, nor shall any such right to receive payments hereunder be subject to the claims of creditors of a participant or anyone claiming through him or her or to any legal, equitable, or other proceeding or process for the enforcement of such claims.

29. Tax Withholding: Notwithstanding the provisions of Section IX, the Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code of 1986 or the Social Security Act or any state income or employment tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

30. Non-Secured Promise: The rights under this Plan of a participant and any person or entity claiming through him shall be solely those of an unsecured, general creditor of the Company. Any insurance policy or other asset acquired or held by the Company shall not be deemed to be held by the Company for or on behalf of a participant, or any other person, or to be security for the performance of any obligations hereunder of the Company, but shall, with respect to this Plan, be a general, unpledged, unresticted asset of the Company. No assets held by any trust established under Section IX shall constitute security for the performance of any obligations hereunder.

31. Independence of Plan: Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other employment agreement or employment benefit agreement or plan or rights that may exist from time to time between the parties hereto. This Plan shall not be deemed to constitute a contract of employment between the Company and a participant, nor shall any provision hereof restrict the right of the Company to discharge a participant, or restrict the right of a participant to terminate his employment with the Company.

32. Paragraph Headings: The Paragraph headings used in this Plan are for convenience of reference only and shall not be considered in construing this Plan.

33. Responsibility for Legal Effect: Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

34. Committee Determinations Final: Each determination provided for in the Plan shall be made in the absolute discretion of the Committee. Any such determination shall be binding on all persons.

35. Amendment: The Company may in its sole discretion amend the Plan from time to time. No such amendment shall adversely affect the rights of any participant or beneficiary with respect to benefits under the Plan related to amounts previously deferred.

36. Extension to Subsequent Periods: This Plan applies only to the year 1993. Nevertheless, by amendment attached hereto, the Company may adopt the provisions of this Plan in their entirety for any one or more subsequent years, in which case reference herein to 1993 or other specific dates shall be accordingly adjusted. In such event, however, all of the provisions of this Plan for each year shall be interpreted and applied as if there were a separate and independent plan for each such year.

37. Termination at the Company's Option: Notwithstanding any other provision of this Plan, the Company may terminate this Plan at any time if the Committee, in its sole and absolute discretion, determines that any change in federal or state law, or judicial or administrative interpretation thereof, has materially affected the Company's cost of providing the benefits otherwise payable under this Plan, or for any other reason whatsoever. Except with the consent of a participant, no such termination shall adversely affect the rights of any participant or beneficiary with respect to benefits under the Plan related to amounts previously deferred.

38. Notwithstanding paragraph 37, payment of benefits accrued under the Plan shall not be accelerated as a result of a Plan termination but shall continue to be paid in the normal forms provided for in the Plan, unless the Committee, in its sole discretion, elects to pay the Account balance in a lump sum at the time of termination of the Plan.

39. Successors, Acquisitions, Mergers, Consolidations: The terms and conditions of this Plan and each Deferral Election shall inure to the benefit of and bind the Company, the participants, their successors, assigns, and personal representatives.

40. Controlling Law and Venue: The Plan shall be construed in accordance with the laws of the State of Illinois to the extent not preempted by laws of the United States of America. Venue shall lie in Du Page County, Illinois.


Signed this 1st day of April, 1992, with the approval and authorization of the Board of Directors.

Tellabs Operations, Inc.




By:  Peter A. Guglielmi

Title:  Executive Vice President, Chief Financial Officer










































                   401(k) Excess-Deferred Income Plan
                               Amendment


Pursuant to Article XII, Paragraph 35 of the Tellabs, Inc. 401(k) Excess-Deferred Income Plan dated April 1, 1992, the Plan is hereby amended (the new language has been highlighted) as follows:

Introductory paragraph: The name of the Plan is changed from "the 401(k) Excess-Deferred Income Plan" to "THE TELLABS, INC. DEFERRED INCOME PLAN."


Article II, Paragraph 2:  Paragraph 2 is changed to read as follows:

    "An employee of the Company shall be eligible to participate in the Plan on the January 1st following the date upon which he or she becomes:

     -    an officer or operating director
     -    in pay grade 26 or higher
     -    with nine months continuous Company service

    FOR PURPOSES OF THIS PLAN, SUCH EMPLOYEES SHALL BE REFERRED TO AS 'ELIGIBLE EMPLOYEES' AND ELIGIBLE EMPLOYEES PARTICIPATING IN THE PLAN SHALL BE REFERRED TO AS 'PARTICIPANTS.' The Committee shall have the discretion to allow other selected management or highly-compensated employees to participate in the Plan, it being intended that this Plan be an unfunded plan of deferred compensation as described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")."


Article III, Paragraph 3:  Paragraph 3 is changed to read as follows:

    "Each eligible employee may elect in writing to defer a maximum of 15% of his or her salary and incentive pay and/or A MAXIMUM OF 25%
    OF PAYMENT TO BE RECEIVED FROM STOCK APPRECIATION RIGHTS AND/OR a maxmim of: (I) IN THE CASE OF ANY ELIGIBLE EMPLOYEE WITH GRADE
    LEVEL 29 OR HIGHER, 100% OF ANY BONUS PAYABLE IN 1995 WITH RESPECT
    TO 1994 WHICH SUCH EMPLOYEE ELECTED TO DEFER IN 1994; (II) IN THE CASE OF ANY ELIGIBLE EMPLOYEE WITH GRADE LEVEL 27 OR HIGHER, 100%
    OF ANY BONUS PAYABLE IN 1996 WITH RESPECT TO 1995 WHICH SUCH EMPLOYEE ELECTED TO DEFER IN 1995 AND 100% OF ANY BONUS PAYABLE WITH RESPECT TO 1996 OR ANY YEAR THEREAFTER; AND (III) IN THE CASE OF ALL OTHER ELIGIBLE EMPLOYEES, 25% OF ANY BONUS PAYABLE with respect to such year, subject to such limits as the Company may establish from year to year and to the following Plan provisions. ANY OF THE PROVISIONS HEREOF WITH RESPECT TO 1996 AND SUBSEQUENT YEARS ARE EXPRESSLY SUBJECT TO THE CONDITION THAT THE COMPANY ADOPT THIS PLAN DURING
    SUCH YEAR, AS PROVIDED IN ARTICLE XII, PARAGRAPH 36."


Article III, Paragraph 4:  Paragraph 4 is changed to read as follows:

    "Elections to defer Compensation shall be irrevocable and shall be made prior to the first day of each calendar year. Deferrals shall relate only to compensation for services to be performed during such period, EXCEPT AS PROVIDED IN PARAGRAPH 3 ABOVE, AND except that, employees becoming newly eligible may elect within sixty (60) days after eligibility for the Plan to defer compensation to be earned for services performed in the balance of the year remaining after the date the deferral election is made. Such newly eligible employees shall be deemed, for all other Plan purposes, to have made the deferral election on the immediately preceding December 31."


Article IV is re-titled "Earnings" and Article IV, Paragraph 6: Paragraph 6 is changed to read as follows:

    "The Company shall establish an "Account" in the name of each participant on the books and records of the Company. The Account shall carry the amount of the deferrals, as made, plus ANY CONTRIBUTIONS MADE PURSUANT TO ARTICLE XIII, PARAGRAPHS 41 AND 42, PLUS any earnings thereon, as a liability of the Company to the participant."


Article IV, Paragraph 7: Paragraph 7 is amended by adding the following sentence at the end of the paragraph:

    "THE COMPANY RESERVES THE RIGHT TO ADJUST THE ANNUAL CREDITING RATE REFERRED TO HEREIN FROM TIME TO TIME IN THE COMPANY'S DISCRETION AND IN ACCORDANCE WITH PARAGRAPH 35 OF THE PLAN."


Article V, Paragraph 14:  Paragraph 14 is changed to read as follows:

     "PAYMENT OF THE TERMINATION BENEFIT SHALL BE IN A LUMP SUM."


Article XII, Paragraph 36: Paragraph 36 is amended by adding the following sentence at the end of the paragraph:

    "THE COMPANY HEREBY RATIFIES AND CONFIRMS THAT THE PLAN WAS DULY ADOPTED FOR YEARS 1993, 1994 AND 1995."


Article XIII, Paragraphs 41 and 42: A new Article XIII "Additional Contributions" shall be added. Paragraphs 41 and 42 shall be added to
Article XIII to read as follows:

    "41.    BENEFITS IN EXCESS OF APPLICABLE TAX LAW LIMITATIONS:

            SECTION 401(A)(17) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME, LIMITS THE CONTRIBUTIONS ("EXCESS BENEFIT LIMITATION") THE COMPANY MAY MAKE TO THE TELLABS ADVANTAGE PROGRAM, AS AMENDED AND RESTATED AS OF JANUARY 2, 1995 (THE "ADVANTAGE PROGRAM"). THE COMPANY SHALL CONTRIBUTE AMOUNTS TO THE PLAN FOR THE BENEFIT OF THOSE PARTICIPANTS TO WHICH THE EXCESS BENEFIT LIMITATION APPLIES ("RESTORATION CONTRIBUTIONS"). THE RESTORATION CONTRIBUTION FOR EACH QUALIFYING PARTICIPANT SHALL EQUAL, DURING EACH YEAR, THE DIFFERENCE BETWEEN THE AMOUNT CONTRIBUTED ON BEHALF OF
            SUCH PARTICIPANT UNDER THE ADVANTAGE PROGRAM AND THE AMOUNT THAT WOULD HAVE BEEN CONTRIBUTED UNDER THE ADVANTAGE PROGRAM WITHOUT REGARD TO THE EXCESS BENEFIT LIMITATION. RESTORATION CONTRIBUTIONS SHALL BE MADE FOR EACH QUALIFYING PARTICIPANT IN SUBSEQUENT YEARS SUBJECT TO THE CONDITION THAT THE COMPANY

            ADOPT THIS PLAN DURING SUCH YEAR, AS PROVIDED IN ARTICLE XII, PARAGRAPH 36.

    42. THE COMPANY HAS DETERMINED TO MAKE A ONE-TIME CONTRIBUTION TO CERTAIN PARTICIPANTS EFFECTIVE AS OF JANUARY 1, 1994. THE PARTICIPANTS AND THE CONTRIBUTIONS SUCH PARTICIPANTS SHALL RECEIVE ARE AS FOLLOWS:

            WILLIAM BARTHOLOMEW                 $   916
            MICHAEL BIRCK                       $13,047
            JON GRIMES                          $ 1,322
            PETER GUGLIELMI                     $ 5,886
            LARRY HENDERSON                     $   712
            BRIAN JACKMAN                       $ 7,425
            MICHAEL JOHNSON-FOGG                $   402
            JAMES MELSA                         $ 2,153
            CRAIG SPEAK                         $ 8,776."

Effective as of January 1, 1995 and signed this 25th day of April 1995, with the approval and authorization of the Board of Directors.

Tellabs, Inc.

By: s\ Peter A. Guglielmi
    ------------------------
    Peter A.  Guglielmi

Title: Executive Vice President and Chief Financial Officer

































                             TRUST DOCUMENT

                                 INDEX


Section 1.          The Trust

Section 2.          Contributions

Section 3.          Investment of Trust Assets

Section 4.          Accounting by the Trustee

Section 5.          Distribution and Payment of Trust Assets

Section 6.          Responsibilities of Parties in Event of Insolvency

Section 7.          Responsibility of Trustee

Section 8.          Compensation and Expenses of Trustee

Section 9.          Resignation and Replacement of Trustee

Section 10.         Amendment or Termination

Section 11.         Communication

Section 12.         Severability and Alienation

Section 13.         Governing Law

Section 14.         Miscellaneous




























                             TRUST DOCUMENT

This Trust Agreement made as of this 31st day of January, 1995, by and between Tellabs Operations, Inc., a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Trustee"). This Trust Agreement provides for the establishment of a trust to be known as the Tellabs, Inc. Deferred Income Plan Trust (hereinafter called the "Trust") to hold funds for certain payments required to be made by the Company to certain of its key employees (the "Participants") pursuant to the Tellabs, Inc. Deferred Income Plan (the "Plan").


                              WITNESSETH:

WHEREAS, the Company expects to become obligated under the Plan to make payments to the Participants and their beneficiaries, and

WHEREAS, the Company wishes to establish the Trust to hold certain Company assets, subject to the claims of the Company's creditors in the event the Company is Insolvent (as defined in Section 6 hereof) until the Participants and their beneficiaries have received all of their benefits pursuant to the Plan.

NOW THEREFORE, in consideration of the mutual undertakings of the parties and other good and valuable consideration, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


Section 1.     The Trust
---------------------

(a) The Company hereby establishes the Trust with the Trustee for the benefit of Plan Participants, to the extent set forth herein.

(b) The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein.

(c) This Trust is intended to be a grantor trust, within the meaning of
    Section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

(d) The purpose of the Trust is to help ensure that the Company's obligation to make benefit payments pursuant to the Plan will be fulfilled to each of the Participants and their beneficiaries. The Trust is not designed or intended to qualify under Section 401(a) of the Code.

(e) The principal of the Trust, and any earnings thereon (such principal, together with any earnings thereon and other increases thereof, reduced by any losses and distributions from the Trust and any other reductions thereof, is sometimes referred to herein as the "Trust Assets"), shall be held separate and apart from other funds of the Company for the purposes herein set forth. However, the Participants and their beneficiaries shall not have any preferred claim on, or any beneficial ownership interest in, any of the Trust Assets prior to the time such Trust Assets are paid to the Participants and their beneficiaries pursuant to the terms of this Trust Agreement, and all rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against the Company.

(f) Notwithstanding the foregoing paragraph (e) or any other provisions of this Trust Agreement, the Trust Assets shall remain subject to the claims of the Company's general creditors in the event the Company is Insolvent (as defined in Section 6 hereof).


Section 2.     Contributions
-------------------------

(a) Upon execution of this Trust Agreement by both parties, the Company shall make an initial contribution of one hundred dollars ($100.00) to the Trust. The Trustee shall invest the initial contribution in accordance with Section 3 hereof.

(b) The Company shall contribute to the Trust not later than ninety
    (90) days after the last day of each calendar year, the amount, if any, necessary so that the balance of the assets in the Trust is then equal to the amount of all benefits credited under the Plan to the Accounts (as such term is defined in the Plan and as here-inafter referred to the "Accounts") of the Participants as of such last day of the calendar year. The Company, in its sole discretion, may at any time, or from time to time, make additional contributions of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional contributions. At the time of each contribution, the Company shall certify to the Trustee the amount of the contribution being made with respect to the Accounts of each Participant and the Trustee shall allocate the amounts accordingly.

(c) The Company shall also contribute such amounts to the Trust as may be required pursuant to Sections 8 and 14 (b) hereof within ten (10) days of receiving written notice from the Trustee of payments by the Trustee from the Trust pursuant to Sections 8 and 14 (b).

(d) Upon a Change of Control (as defined in Section 14 hereof), the Company shall, as soon as possible, but in no event longer than sixty (60) days following such Change of Control make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or beneficiary the benefits to which Participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.


Section 3.     Investment of Trust Assets
--------------------------------------

(a) The Tellabs, Inc. Employee Benefits Committee (the "Committee") shall have the right and power to direct the Trustee with respect to investment of the Trust Assets. It is anticipated that the Trust Assets will be invested to the maximum extent possible in life insurance policies to be specifically named by the Committee. All such policies shall name the Trustee as owner and beneficiary.

(b) In the event that the Committee shall fail to provide the investment direction specified in paragraph (a), the Trustee shall invest and reinvest the principal and income of the Trust in accordance with the Tellabs, Inc. Investment Policy, as amended from time to time (the Tellabs, Inc. Investment Policy effective July 20, 1988 is attached hereto as Exhibit A).

(c) Notwithstanding the discretion provided to the Committee and the Trustee, under no circumstances shall Trust Assets be invested in "employer securities," as such term is defined in Section 407 of the Employee Retirement Security Act of 1974, as amended other than a de minimus amount held in common investment vehicles in which the Trust Assets are invested.


Section 4.  Accounting by the Trustee
-------------------------------------

(a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be done, including amounts contributed or credited with respect to each Participant's Account and disbursements charged thereto and such other specific records as shall be agreed upon in writing between the Company and the Trustee. Within sixty
    (60) days following the close of each calendar year and within sixty (60) days after removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be, and the book and fair market value of any such asset.

(b) The Company shall furnish the Trustee with copies of the Plan and any and all amendments thereto. The Company will promptly provide the Trustee with any and all information the Trustee reasonably requests or the Company believes would be useful in order to enable the Trustee to determine at any time and from time to time the amount of any payment which would be due to a Participant or a Participant's beneficiary.

(c) The Trustee shall notify the Company of any payment made from the Trust to a Participant or a Participant's beneficiary pursuant to the terms of the Plan, and the Company shall notify the Trustee of any other payment pursuant to the terms of the Plan.

(d) All accounts, books and records maintained pursuant to this Section 4 shall be opened to inspection and audit at all reasonable times by the Company and on an annual basis, after receipt of the written account described in the next sentence, by the Participants; provided, however, that no Participant shall have access to information about another Participant's Account other than in the normal course of performing his duties as an employee of the Company.

(e) Within ninety (90) days of the end of each calendar year, the Company shall provide the Trustee with a current list of Participants, the amount which each Participant has deferred for the preceding year of Plan participation, the amount of earnings for the calendar year on the Participant's deferrals, the balance of each Participant's accounts and copies of any participation or election forms completed by a Participant during the preceding year.


Section 5.     Distribution and Payment of Trust Assets
----------------------------------------------------

(a) The Trustee shall make payments to the Participants (and his/her beneficiaries) and the Company in accordance with the provisions of this Trust, provided that the Company is not Insolvent (as defined in Section 6 hereof) at the time any such payment is required to be made. Prior to making any payments to the Participants (or his/her beneficiaries), the Trustee shall receive from the Company a schedule that indicates the amounts payable to each Participant (and his/her beneficiaries) that provides a formula or other instructions for determining the Plan benefits payable and the time of commencement for Plan benefit payments. Except as otherwise provided herein, the Trustee shall make Plan benefit payments in accordance with such schedule.

(b) Payment of the benefits promised in the Plan shall be and remain the primary obligation and liability of the Company. Plan benefit payments shall be made from the Trust only upon occurrence of the events specified hereafter.

(c) If the Company should fail or refuse to make any scheduled Plan benefit payment when due pursuant to the Plan, then, upon notification of and verification by the Trustee of the fact of non-payment, the Trustee is hereby authorized and directed to make scheduled and unpaid benefit payments directly from the Trust to Participants who shall request such payment in writing.

(d) Prior to any payment or series of payments which the Trustee intends to make pursuant to paragraph (c) of this Section 5, the Trustee shall notify the Company of its intention, and the Company shall have until the later of thirty (30) days from the date of default or ten (10) days from the date of the Trustee's notice to cure its default and make payment consistent with its obligations under the Plan.

(e) The Trustee shall require reasonable verification as to the amount and fact of non-payment by the Company.

(f) After making any Plan benefit payment to Participants or their beneficiaries pursuant to the Plan, the Company shall have the right upon written request to receive payment from the Trust of amounts equal to the after-tax cost of the Plan benefit payments, provided that such amount does not exceed the amount of Trust Assets then credited to the Participant's Account.

(g) After all Plan benefit payments to Participants and their beneficiaries have been made, the Trustee is authorized to pay the remainder of the Trust Assets to the Company subject to Section 10
    (b), upon written request for such payment by the Company. Further, if Trust Assets should at any time exceed 125% of the amount necessary so that the balance of the assets in the Trust is then equal to the amount of all benefits credited under the Plan to the Accounts of the Participants as of each calendar year, then the Company may upon request received by the Trustee not later than ninety (90) days after the last day of each calendar year receive payment of such excess Trust Assets for amounts equal to any net corporate outlay it has incurred with respect to the Plan and the Trust.

(h) Subject to the terms of Section 3 (a), the Trustee shall manage the Trust Assets in the manner which shall maximize the financial return for the Trust and best ensure that the Participants and their beneficiaries receive the benefits promised under the Plan. This management of Trust Assets for the benefit of the Participants and their beneficiaries shall include the right to surrender all or a portion of any insurance policies owned by the Trust, if, in the opinion of the Trustee, the tax due by the Company upon such surrender would cause the Company to resume benefit payments which it has failed or refused to make for reasons other than Insolvency (as defined in Section 6 hereof).

(i) Following any notice of non-payment of benefits by the Company, the Trustee shall determine whether the Trust has sufficient assets to make all scheduled Plan benefit payments at the applicable crediting rate provided in the Plan. If it appears to the Trustee that there will not be sufficient assets to make the scheduled Plan benefit payments at the promised crediting rates, the Trustee may reduce the amount to be paid to Participants and their beneficiaries by the Trust to such amount which is anticipated to provide all Participants and their beneficiaries with a proportional share of Trust Assets relative to their Account balances, but, for any Participant (or his/her beneficiary), to the extent possible, an amount which shall in no event be less than the amount of his or her deferrals.

(j) Anything in this Trust Agreement to the contrary notwithstanding, all payments pursuant to this Section 5 or Section 14 (a) may be made without the approval or direction of the Company and shall be made despite any direction to the contrary by the Company.

Section 6.     Responsibilities of Parties in Event of Insolvency
--------------------------------------------------------------

(a) The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they mature, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code or any similar law of any state.

(b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to the claims of general creditors of the Company as hereinafter set forth, and at any time the Trustee has actual knowledge or has determined that the Company is Insolvent, the Trustee shall deliver any undistributed Trust Assets to satisfy such claims as a court of competent jurisdiction may direct.

(c) The Board of Directors and the chief executive officer of the Company shall have the duty, promptly and in writing, to inform the Trustee of the Company's Insolvency upon their knowledge of such Insolvency.

(d) In the event that the Trustee has actual knowledge or is informed of Insolvency pursuant to Section 6 (c), the Trustee shall suspend payments to Participants and their beneficiaries and reimbursement to the Company and will hold the assets of the Trust for the benefit of general creditors of the Company. In addition, if the Trustee receives other written allegation of Insolvency that the Trustee in good faith believes is reliable, the Trustee shall suspend payments to Participants and their beneficiaries, shall hold the assets of the Trust for the benefit of such general creditors, and shall take such steps as it determines in its sole discretion to be reasonably necessary to determine within thirty (30) days whether Insolvency has occurred. Upon a determination that the Company is not Insolvent, whether or not the Company was previously Insolvent, the Trustee shall resume payments, including any benefits previously suspended and not otherwise paid. In carrying out its obligations under this Section 6 (d), the Trustee shall rely on good faith written notice provided by the Company stating whether or not the Company is Insolvent or has ceased to be Insolvent (where there has been no entry of a court order concerning the disposition of the Trust Assets). In the case of the Trustee's actual knowledge of or determination of Insolvency, the Trustee will deliver Trust Assets as directed by a court of competent jurisdiction to satisfy claims of the Company's general creditors. For purposes of this Trust Agreement, the Trustee shall be considered to possess any knowledge and information concerning the Company that is in the possession of any department of the Trustee and which can reasonably be imputed to the Trustee under procedures generally prevailing in the banking industry as then in effect. Nothing in this Trust Agreement shall in any way diminish any rights of a Participant (or his/her beneficiary) to pursue his rights as a general creditor of the Company with respect to the Plan or otherwise.

(e) If the Trustee discontinues payments from the Trust to any Participant or his/her beneficiary pursuant to Section 6 (d) and subsequently resumes such payments, provided that there are sufficient assets, the first payment following such discontinuance shall, subject to Sections 5 (a) and 5 (b) hereof, include the aggregate amount of all payments which would have been made to the Participant or his/her beneficiary, together with interest at a rate equal to the higher of (i) the rate determined pursuant to Section 1274 of the Internal Revenue Code, on the amount delayed and (ii) 8% during the period of such discontinuance, less the aggregate amount of payments made to each such Participant or beneficiary by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


Section 7.     Responsibility of Trustee
-------------------------------------

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company or any Participant contemplated by and complying with the terms of this Trust Agreement except to the extent that this paragraph is inconsistent with Section 5 (j).

(b) The Trustee may consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder, and shall be fully protected in acting or refraining from acting in accordance with the advice of such counsel.

(c) Subject to Sections 3 (a) and 5 (h) above, the Trustee is authorized and empowered to (i) purchase, hold, sell, invest and reinvest the Trust Assets, together with income therefrom; (ii) hold, manage and control all property at any time forming part of the Trust Assets, including the right to borrow or withdraw cash values from insurance policies; (iii) sell, convey, transfer, exchange, surrender and otherwise dispose of the Trust Assets from time to time in such manner, for such consideration and upon such terms and conditions as it shall determine; (iv) make payments from the Trust as provided hereunder; and (v) exercise all the further rights, powers, options and privileges granted, provided for or vested in trustees generally under applicable Federal or State of Illinois law, as amended from time to time (other than any power to lend funds to the Company), it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.

(d) The Trustee in any and all events is authorized and empowered to do all other acts necessary or desirable for the proper administration of the Trust Assets, as though the absolute owner thereof, including, but not limited to, authorization and power to: (i) cause any property of the Trust to be issued, held or registered in the individual name of the Trustee, or in the name of its nominee, or in such form that title will pass by delivery, provided, the records of the Trustee shall indicate the true ownership of such property; (ii) employ such agents and counsel as may be reasonably necessary in managing and protecting the Trust Assets and to pay them reasonable compensation; and (iii) undertake or defend any litigation arising in connection with the Trust Agreement, and settle, compromise or abandon with the consent of the Company all claims and demands from other than the Participants, their beneficiaries or the Company in favor of or against the Trust Assets.

(e) Notwithstanding anything to the contrary elsewhere in this Agreement (including the authority of the Committee to direct the Trustee with respect to the investment of the Trust Assets), the Trustee shall not have the power to start, to enter into, or otherwise to engage in any business enterprise, or to continue to operate any business interest that becomes part of the Trust, if such activity constitutes "carry(ing) on business for joint profit" within the meaning of section 301.7701-2(a) of the treasury procedural and administrative regulations of the United States Treasury.


Section 8.     Compensation and Expenses of Trustee
------------------------------------------------

The Trustee shall be entitled to receive such reasonable compensation for its services as shall be agreed by the Company and the Trustee. The Trustee shall also be entitled to receive its reasonable expenses incurred with respect to the administration of the Trust, including counsel fees and fees incurred by the Trustee pursuant to Sections 7
(b), 7 (c) and 7 (d) of this Trust Agreement. Such compensation and expenses shall be payable by the Company and if not so paid, shall be paid by the Trustee from the Trust Assets. In the event any Trust Assets are used or required pursuant to the preceding sentence to pay compensation and expenses to the Trustee, the Company shall promptly contribute to the Trust any such amount.


Section 9.     Resignation and Replacement of Trustee
--------------------------------------------------

(a) The Trustee may resign at any time during the term of this Trust by delivering to the Company a written notice of the proposed resignation. Such resignation shall take effect upon the qualification of a successor Trustee and when such successor Trustee commences to act.

(b) In the event that the Trustee notifies the Company of its intention to resign, in accordance with the foregoing provisions of this
    Section 9, the Company shall appoint a successor Trustee which shall be a bank or trust company. The Trustee hereunder shall thereupon deliver to the successor Trustee all property of this Trust, together with such records and documents as may be reasonably required to enable the successor Trustee to properly administer the Trust, reserving such funds as it reasonably deems necessary to cover its unpaid bills and expenses and closing costs.

(c) Upon qualification of a successor Trustee, all right, title and interest of the resigning Trustee in the Trust Assets and all rights and privileges under this Trust Agreement theretofore vested in such resigning Trustee shall vest in the successor Trustee where applicable, and thereupon all future liability of said resigning Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust Assets, and all rights and privileges to the successor Trustee.

(d) Nothing in this Trust Agreement shall be interpreted as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions the only necessary parties thereto will be the Trustee and the Company.


Section 10.    Amendment or Termination
------------------------------------

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company to the extent that (i) its purposes and irrevocability are not changed, (ii) the amendment does not permit the Trust Assets to be used, diverted or encumbered for purposes other than those described elsewhere herein, unless required under applicable law or regulation, and (iii) such amendment is not contrary to applicable law or regulation.

(b) This Trust shall be irrevocable and remain in effect until the receipt by the Trustee of a certification from the Company, satisfactory to the Trustee, that all liabilities under the Plan have been satisfied; provided that, if any payment made from the Trust or to be made pursuant to the Plan is being contested or litigated, the Trust shall remain in effect until such contest, litigation or dispute is resolved. This Trust shall, in all events, terminate not later than twenty-one (21) years after the death of the last of the Participants in the Plan.

(c) At the termination of the Trust pursuant to Section 10 (b), the Trustee shall, as soon as practicable but in any event within ninety
    (90) days of the date of such termination, transfer to the Company the value of the Trust Assets as of the termination date.


Section 11.    Communication
-------------------------

(a) Communications to the Company and the Committee shall be addressed to the Company at:

    Tellabs Operations, Inc.
    4951 Indiana Avenue
    Lisle, IL  60532
    Attention:  Employee Benefits Committee

(b)  Communications to the Trustee shall be addressed to it at:

    Harris Trust and Savings Bank
    111 West Monroe
    Chicago, IL  60603
    Attention:  Personal Trust Administration

Section 12.    Severability and Alienation
---------------------------------------

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating or in any other way limiting the remaining provisions hereof.

(b) The interest, if any, of Participants or their beneficiaries in the Trust or with respect to payments from the Trust Assets may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by a Participant to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust Assets shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any Participant or any beneficiary and shall not be considered an asset of a Participant or his/her beneficiary in the event of his/her insolvency or bankruptcy.


Section 13.    Governing Law
-------------------------

This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without reference to principles of conflicts of law, except to the extent superseded by federal law.


Section 14.    Miscellaneous
-------------------------

(a) The Trustee shall not be either individually or severally liable for any taxes of any kind levied or assessed under existing or future laws against the Trust Assets. The Trustee shall withhold from each payment to any Participant or beneficiary the amount of any Federal, state or local withholding taxes which are from time to time required to be deducted under applicable laws. To the extent that any taxes levied or assessed upon the Trust are not paid by the Company, the Trustee shall pay such taxes out of the Trust Assets.

(b) Expenses and fees of the Company for the administration of this Trust and services in relation thereto for actuarial, legal and accounting and other similar expenses, including any costs with respect to the creation of the Trust, shall be paid by the Company and, if not so paid may be paid by the Trustee from the Trust Assets provided, however, that if Trust Assets are so paid, the Company shall promptly contribute to the Trust any such amount so paid.

(c) A Participant's status as a beneficiary of the Trust shall not give such Participant any right to be retained as an employee of the Company nor any rights other than those specifically enumerated herein or in any agreement applicable to any Participant or pursuant to which such Participant has become a beneficiary hereof.

(d) Any payment to any Participant or his/her beneficiary in accordance with the provisions of the Trust shall, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company under the Plan and this Trust Agreement. Nothing in this Trust shall relieve the Company of its liability to pay benefits to Participants or their beneficiaries under the Plan, except to the extent such liabilities are met through the use of the Trust Assets.

(e) Headings in this Trust Agreement are inserted for convenience or reference only and are not to be considered in the construction of the provisions hereof.

(f) This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

(g) This Trust Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

(h) As used in this Trust Agreement, the masculine gender shall include the feminine and neuter genders.

(i) Any action of the Company pursuant to this Trust Agreement, including all orders, requests, data, directions, instructions and other related information shall be in writing and signed on behalf of the Company by an officer or named designee of the Company.

(j) For the purposes of this Trust, Change of Control shall be deemed to occur when and only when the first of the following events occurs:

    (i) Any "person" or "group" (as such terms are used in Section 3(a), 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder (the "Act")), other than (1) a trustee or other fiduciary holding securities under any employee benefit plan of Tellabs, Inc., the parent holding company of the Company (the "Holding Company"), or any of its subsidiaries, (2) a corporation owned directly or indirectly by the stockholders of the Holding Company in substantially the same proportions as their ownership of stock in the Holding Company, (3) Michael J. Birck, his spouse, any of his descendants or the spouse of any such descendants, the estate of Michael J. Birck, his spouse, any of his descendants or the spouse of any such descendant, any trust or other arrangement for the benefit of Michael J. Birck, his spouse or any of his descendants or the spouse of any such descendants (the "Birck Family") or (4) any group which includes the Birck Family if a majority of the voting securities of the Holding Company beneficially owned by the members of such group are beneficially owned by a member or members of the Birck Family, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Holding Company representing 20% or more of the total voting power of the then outstanding securities of the Holding Company entitled to vote generally in the election of directors (the "Voting Stock"); or

    (ii) Individuals who are members of the Incumbent Board, cease to constitute a majority of the Board of Directors of the Holding Company, or

    (iii) (1) The merger or consolidation of the Company with any other corporation or entity, other than a merger or consolidation which would result in the Voting Stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the Voting Stock or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, (2) the sale, transfer or disposition of all or substantially all of the Holding Company's assets to any other corporation or entity, or (3) the dissolution or liquidation of the Holding Company.

(k) The term "Incumbent Board" shall mean (i) the members of the Board of Directors of the Holding Company on January 1, 1995, and (ii) any individual who becomes a member of the Board of Directors of the Holding Company after January 1, 1995, if he or his election or nomination for election as a director was approved by the affirmative vote of a majority of the then Incumbent Board.


IN WITNESS WHEREOF, the Company and the Trustee have executed this Agreement as of the date first above written.

Tellabs Operations, Inc.              Harris Trust and Savings Bank

By: s\ Brian J. Jackman               By: s\ Irene Demeur
    ------------------------------        -----------------------------
Name:  Brian J. Jackman               Name:  Irene Demeur

Title: President                      Title: Vice President

                         Exhibit A (Page 1 of 2)

                             TELLABS, INC.

                           INVESTMENT POLICY
                       (Effective July 20, 1988)


OBJECTIVE:
---------

    Maximize current income to the extent consistent with the preservation of capital and liquidity by investing in high quality money market instruments.


INVESTMENT PARAMETERS:
---------------------

    - All instruments should be rated by an appropriate agency and receive their rating as outlined in the attached table.

    - All instruments should mature within two years, subject to thirty (30) day review by Treasurer. (Except investments in Puerto Rico)

    - All instruments purchased must be easily sold in active secondary markets.

    - Investments under direct control shall be limited to $2.5 million to any one issuer, with the exception of U.S.
        Governmental obligations.

    - Credit enhancements such as Letters of Credit and insurance guarantees shall be by an issuer who meets the appropriate investment criteria.

        New investment securities to the market place; not otherwise covered in this policy; may be purchased, subject to the discretion of the Treasurer, not to exceed the lesser of 10% of the total portfolio or $3 million.

    - Investment decisions shall adhere to the above policy as it applies to the portfolio at date of the investment. Subsequent portfolio changes shall not necessitate premature disposals to bring the portfolio in compliance with the policy.













                               Exhibit A
                             (Page 2 of 2)

                             TELLABS, INC.

                           INVESTMENT POLICY
                       (Effective July 20, 1988)

                                MAXIMUM                                 INVESTMENT CRITERIA
                                 % OF             MAXIMUM                 MINIMUM RATINGS
SECURITY TYPE                  PORTFOLIO          MATURITY            S&P/MOODYS/Duff & Phelps
-------------                  ---------          --------            ------------------------
U.S. Treasury                    100%              2 years                      N/A

U.S. Government Agencies          10%              2 years                      N/A

Municipals                        40% (2)         18 months (1)        AA (4)  /   Aa3  /  4
                                                                      SP1      /  MIG2  /  1
                                                                       A2      /    P2  /  1

Commercial Paper                  50% (2)          9 months            A1      /    P1  /  1
                                  20% (3)          9 months            A2      /    P2  /  1

Open end Demand Notes             10%              N/A                 A1      /    P1  /  1

Corporate Notes                   10%             12 months            AA      /   Aa3  /  4

Certificate of Deposit            50%              2 years (1)        N/A      /    P1  /  1

Bankers Acceptances               40%              9 months           Banks with asset size
                                                                      greater than $3 Billion
                                                                      (US Bank) or $20 Billion
                                                                      (non-US Bank).

Preferred Stocks                  20%              N/A                  A      /    A3  /  7

Common Stocks                      5%              N/A                  A      /    A3  /  7

Bonds                             20%              2 years             AA      /   Aa3  /  4

Eurodollar Time Deposits          10%             18 months           same as BA's

Repo's                            20%              1 year (1)         same as BA's
(fully collateralized)

Other                             10%              1 year                       N/A

(1) Except investments in Puerto Rico maximum shall be 5 years.
(2) % of Portfolio for all grades.
(3) % of Portfolio for lower grades
(4) Except Escrowed to Maturity by U.S. government securities-non-rated is acceptable.